UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

HEARTSCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on February 12, 2025, HeartSciences Inc. (the “Company”) filed an Offering Statement on Form 1-A (File No. 024-12572) (as amended and supplemented from time to time, the “Form 1-A”), with the U.S. Securities and Exchange Commission (the “SEC”) and which was qualified by the SEC on March 10, 2025, to register the offering of up to 4,285,714 units of the Company (the “Units”) at an offering price of $3.50 per Unit, for a maximum offering amount of $15,000,000 worth of Units (collectively, the “Offering”). Each Unit consists of one share of the Company’s Series D Preferred Stock (as defined below) and one warrant (each a “Warrant” and collectively the “Warrants”) to purchase one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an exercise price of $5.00 per share. In connection with the Offering, the Company’s board of directors (the “Board”) approved the designation of up to 4,285,714 shares of the Series D Preferred Stock.

Effective as of March 10, 2025, the Company entered into the Selling Agency Agreement (the “Placement Agent Agreement”) with Digital Offering, LLC to act as the sole placement agent (the “Placement Agent”) on a “best efforts” basis in connection with the Offering. Pursuant to the Placement Agent Agreement, the Placement Agent will be entitled to receive from each closing of the Offering (i) a cash fee of 7% of the gross proceeds received by the Company from such closing, (ii) warrants (the “Agent Unit Warrants”) to purchase 3% of the total number of Units sold by the Company at such closing (the “Agent Units”) at an exercise price of $4.375 per Agent Unit Warrant, with each Agent Unit consisting of one share of Series D Preferred Stock (the “Agent Preferred Shares”) and one Warrant (the “Agent Warrants” and the shares of Common Stock underlying such Agent Warrants, the “Agent Warrant Shares”), and (iii) reimbursement of certain of its out-of-pocket expenses. The offer and sale of the Agent Unit Warrants, the Agent Units, the Agent Preferred Shares, the Agent Warrants and the Agent Warrant Shares were also registered pursuant to the Form 1-A. The Placement Agent Agreement contains customary agreements and representations and warranties, and customary indemnification rights and obligations of the parties thereto.

The foregoing description of the Placement Agent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agent Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The representations, warranties and covenants contained in the Placement Agent Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Placement Agent Agreement, and may be subject to exceptions and limitations agreed upon by the contracting parties. Accordingly, the Placement Agent Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Placement Agent Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2025, the Company was notified by the Secretary of State of the State of Texas (the “Texas Secretary of State”) that the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series D Convertible Stock (the “Certificate of Designations”) was filed with the Texas Secretary of State, effective as of May 21, 2025, designating 4,285,714 shares of the Company’s preferred stock, $0.001 par value per share, as the Company’s Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”). For a detailed description of the Certificate of Designations please see the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1*

Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 21, 2025)

10.1*	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Offering Statement on Form 1-A, filed with the SEC on March 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTSCIENCES INC.

Date:	June 3, 2025	By:	/s/ Andrew Simpson
		Name: Title:	Andrew Simpson President, Chief Executive Officer and Chairman of the Board of Directors